TERMINATION AND ASSIGNMENT AGREEMENT

This Termination and Assignment Agreement ("Agreement") is entered into this 10th day of May 2005, by and between MM Companies, Inc., a Delaware Corporation, having an office at c/o Jewelcor Management, Inc., 100 North Wilkes-Barre Blvd. 4th Floor, Wilkes-Barre, PA 18702 (formerly known as Musicmaker.com, Inc. and referred to herein as "MMCO"), The Markets.com, a limited liability company organized under the laws of the state of Delaware, having an office at 1740 Broadway, 23rd Floor, New York, NY 10019 (the "Markets"), and 1740 Broadway Associates, L.P., a New York limited partnership, having an office at c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 ("Associates").

WITNESSETH

WHEREAS, by that certain Agreement of Lease dated as of October 1, 1999 between Associates, as landlord, and MMCO, as tenant, as amended by that certain Amendment of Lease dated as of October 31, 1999 (as amended, the "Prime Lease"), Associates leased to MMCO certain premises (the "Premises") located on the 23rd floor of the building located at 1740 Broadway, New York, NY, which Premises are more particularly described in the Prime Lease; and

WHEREAS, by that certain Agreement of Sublease dated as of July 6, 2001 (the "Overlease") between MMCO, as sublandlord, and Associates, as subtenant, MMCO subleased the entire Premises to Associates.

WHEREAS, by that certain Agreement of Sublease dated as of July 6, 2001 (the "Sublease") between Associates, as sublandlord, and Markets, as subtenant, Associates subleased the entire Premises to Markets, as subtenant.

WHEREAS, Markets is the current occupant of the Premises and desires to continue its occupancy beyond the initial term of the Sublease.

WHEREAS, Markets desires to assume MMCO's interest in the Prime Lease, and MMCO desires to assign its interest in the Prime Lease to Markets.

WHEREAS, Associates desires to have MMCO assign its interest in the Prime Lease to Markets and to have Markets assume such interest.

WHEREAS, in connection with the assignment of MMCO's interest in the Prime Lease to Markets, the parties hereto have agreed to terminate the Overlease and Sublease as of the Effective Date of this Agreement.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein the parties hereto mutually agree as follows:

  Associates and Markets hereby agree that the Sublease is hereby terminated as of the date hereof and that neither party thereto shall have any further obligations under the Sublease arising from and after the date hereof, except as set forth in the Sublease. Notwithstanding anything contained in the Prime Lease, the Overlease or the Sublease to the contrary, including, without limitation, Section 18 of the Sublease and Section 16 of the Overlease, Markets shall not be obligated to surrender the premises as of the date hereof pursuant to the Sublease and Overlease and Markets continued occupancy shall not constitute a hold-over tenancy under the Sublease. From and after the date hereof, Markets occupancy of the Premises shall be pursuant to and governed solely by the Prime Lease.

  MMCO and Associates hereby agree that the Overlease is hereby terminated as of the date hereof and that the parties to the Overlease shall not have any further obligations under the Overlease arising from and after the date hereof.

  Markets hereby agrees and consents to the termination of the Overlease.

  MMCO hereby assigns all of its right, title and interest in and to the Prime Lease, including, without limitation, any right to make any claim against Associates thereunder, to Markets effective as of the date hereof, but specifically excluding any security deposit paid by MMCO and held by Associates, any prepaid amounts thereunder and any right to receive any refund from Associates. The parties agree that any such amounts, if any, shall be returned to MMCO.

  Markets hereby accepts the assignment of the Prime Lease from MMCO as of the date of this Agreement and agrees to assume all of the duties, liabilities and obligations of the Tenant under the Prime Lease relating to, or accruing with respect to, the period from and after the date hereof.

  Associates hereby consents to the assignment of the Prime Lease by MMCO to Markets. Except for the obligations of MMCO as set forth herein and indemnification obligations relating to personal injury claims arising with respect to the MMCO's occupancy of the Premises or the Building for the period prior to July 6, 2001,(a) MMCO is hereby released from all duties, liabilities and obligations under the Overlease and Prime Lease, and (b) Associates does hereby release and relieve MMCO and its successors and assigns from and against any and all actions, causes of action, suits, controversies, damages, judgments, claims and demands whatsoever, at law or in equity or every kind and nature whatsoever arising out of or in connection with the Prime Lease, the Overlease or the Premises hereby surrendered..

  MMCO represents and warrants to Associates and Markets that (a) MMCO is the tenant under the Prime Lease and landlord under the Overlease and MMCO has not assigned, conveyed, encumbered, pledged, sublet or otherwise transferred, in whole or in part, its interest in the Prime Lease (other than to Associates) or the Overlease, (b) there are no persons or entities other than Associates claiming under MMCO, or who or which may claim under MMCO, any rights with respect to the Premises, or any fixtures, equipment or personalty incorporated therein, and (c) MMCO has the right, power and authority to execute and deliver this Agreement and to perform MMCO's obligations hereunder and this Agreement is a valid and binding obligation of MMCO enforceable against Tenant in accordance with the terms hereof. The foregoing representations and warranties shall survive the date hereof. As of the date hereof, except for the obligations set forth herein and Associates obligations pursuant to and subject to the provisions of Section 35.1(B) of the Prime Lease, MMCO does hereby release and relieve Associates and its successors and assigns from and against any and all actions, causes of action, suits, controversies, damages, judgments, claims and demands whatsoever, at law or in equity or every kind and nature whatsoever arising out of or in connection with the Prime Lease, the Overlease or the Premises hereby surrendered.

  Associates represents and warrants to MMCO and Markets that (a) Associates is the landlord under the Prime Lease and the Sublease, and tenant under the Overlease, and (b) Associates has the right, power and authority to execute and deliver this Agreement and to perform Associates' obligations hereunder and this Agreement is a valid and binding obligation of Associates enforceable against it in accordance with the terms hereof. The foregoing representations and warranties shall survive the date hereof.

  Markets represents and warrants to MMCO and Associates that (a) Markets is the tenant under the Sublease and Markets has not assigned, conveyed, encumbered, pledged, sublet or otherwise transferred, in whole or in part, its interest in the Sublease, (b) there are no persons or entities claiming under Markets, or who or which may claim under Markets, any rights with respect to the Premises, or any fixtures, equipment or personalty incorporated therein, and (c) Markets has the right, power and authority to execute and deliver this Agreement and to perform Markets' obligations hereunder and this Agreement is a valid and binding obligation of Markets enforceable against it in accordance with the terms hereof. The foregoing representations and warranties shall survive the date hereof. As of the date hereof, Markets does hereby release and relieve Associates and their successors and assigns from and against any and all actions, causes of action, suits, controversies, damages, judgments, claims and demands whatsoever, at law or in equity or every kind and nature whatsoever occurring or accruing prior to the date hereof and arising out of or in connection with the Sublease.

  Associates and Markets simultaneously herewith are executing and delivering an amendment to the Prime Lease (the "Prime Lease Amendment"), the form of which is attached hereto as Exhibit A.

  In consideration for Associates' consent to the assignment of the Prime Lease, MMCO agrees as follows:

      MMCO shall pay to Associates the sum of seven thousand five hundred and sixty six dollars ($7,566.00) per month (the "Funds"), in advance, for the period commencing on July 1, 2006 and ending on February 28, 2010 (the "Term"), such payments to be made on or before the first day of each month during the Term. If MMCO fails to comply with the obligations set forth in Paragraph 11(a) of this Agreement for a period of five (5) business days following written notice of such failure from Associates, then such failure shall constitute an "Event of Default" by MMCO hereunder; and

      simultaneously with its execution and delivery of this Agreement, MMCO shall deliver to Associates a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") reasonably satisfactory to Associates, in the initial amount of three hundred thirty three thousand dollars ($333,000), which Letter of Credit shall be presentable in New York City, or by telecopy or similar method, issued by and drawn on a bank reasonably satisfactory to Associates and which is a member of the New York Clearing House Association, for the benefit of Associates, for a term of not less than one (1) year which automatically renews for periods of not less than one (1) year until the fifth (5th) anniversary of the date hereof to secure the payment of the Funds and as security for the faithful performance and observance of MMCO of the terms, covenants, conditions and provisions of this Agreement. If an Event of Default shall occur and be continuing, Associates may present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof, as the case may be, (i) toward the payment of any Funds as to which MMCO is in default and (ii) toward any sum which Associates may reasonably expend or be required to expend by reason of MMCO's default in respect of any of the terms, covenants and conditions of this Agreement, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Associates. If Associates applies any of the proceeds of the Letter of Credit, MMCO, upon demand, shall deposit with Associates the amount so applied so that Associates shall at all times hold as security during the Term the amount required under this Agreement. Amounts drawn and not applied shall be deposited in an interest bearing account for the benefit of MMCO. MMCO shall not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security and neither Associates nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If MMCO shall fully comply with all of its obligations under Paragraph 11(a) hereof, the Letter of Credit, as renewed or replaced, shall be returned to MMCO promptly after the expiration of the Term and Associates shall execute any document reasonably requested by MMCO to confirm the surrender and termination of the Letter of Credit.

Provided no Event of Default shall have occurred and be continuing, on July 1, 2007 and on each subsequent anniversary date thereof, or on such later date as any Event of Default has been cured, (i) if the Letter of Credit has not been drawn upon, MMCO shall be entitled to reduce the Letter of Credit on deposit with Associatesin an amount equal to $90,792.00 ("Security Reduction Amount"), or (ii) to the extent that Associates holds a cash security deposit in lieu of the Letter of Credit and Associates has not applied any portion of the cash security deposit, then if and to the extent that the payment of the Security Reduction Amount will not reduce the cash security deposit to an amount less than the amount then required to be on deposit as security (after giving effect to the then permitted reduction), Associates shall refund to MMCO an amount equal to the Security Reduction Amount or the appropriate portion thereof.

The Letter of Credit may provide for such annual reductions on July 1, 2007 and each anniversary date thereof (or later date, as applicable) upon receipt, annually, of a written communication from Associates to the issuer of the Letter of Credit that no Event of Default has occurred and is continuing on such anniversary date (or later date as applicable). Associates agrees to provide such written communication to the issuer of the Letter of Credit within thirty (30) days of request by MMCO, provided no Event of Default is then existing. Alternatively, provided no Event of Default has occurred and is continuing, MMCO shall have the right, on or after each such anniversary date (or later date of presentation), to replace the Letter of Credit then held by Associates with a Letter of Credit in the amount then required to be maintained hereunder in respect of the remainder of the Term. Associates agrees to cooperate in commercially reasonable respects, without expense to Associates, with MMCO to accomplish any such replacement to which MMCO is entitled.

12. Intentionally Omitted.

13. MMCO agrees that upon the expiration of the Term (as defined in the Prime Lease), all furniture, fixtures and equipment ("Personal Property") currently owned by MMCO and used by Markets at the Premises shall become the sole property of Markets. At Markets' request MMCO agrees to execute and deliver upon the expiration of the Term a bill of sale in a form reasonably satisfactory to Markets and MMCO evidencing the transfer of all of MMCO's right, title and interest in the Personal Property to Markets. In the event of MMCO's failure to execute and deliver such bill of sale, Markets shall be entitled to execute and deliver the same as, and MMCO hereby irrevocably appoint Markets as, MMCO's lawful attorney-in-fact, such appointment coupled with an interest, for the sole purpose of executing such bill of sale. Markets acknowledges that MMCO has no duty to maintain, repair, restore, insure or replace any Personal Property, at any time.

14. This Agreement contains the entire agreement between the parties with respect to the subject hereof and all prior negotiations regarding this Agreement are merged in this Agreement. Any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Agreement shall be deemed to have been waived by MMCO, Associates or Markets unless such waiver is in writing and signed by MMCO, Associates or Markets, as the case may be. The covenants and agreements contained in this Agreement shall bind and inure to the benefit of MMCO, Associates and Markets and their respective permitted successors and assigns.

15. In the event that any provision of this Agreement shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceable of the remaining provisions of this Agreement shall be unaffected thereby.

16. Capitalized terms used herein shall have the same meanings as are ascribed to them in the Prime Lease, unless otherwise expressly defined herein.

17. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto hereby knowingly waives the right of a trial by jury in the resolution of all disputes.

18. All notices under this Agreement shall be in writing and shall be effective upon receipt, or when receipt is first refused, whether delivered by personal delivery or recognized overnight delivery service, by facsimile transmission if also then delivered by personal delivery or overnight service, or by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties at the address set forth below each party's signature or at such other address(es) as the parties may designate as their new address(es) by notice given to the other parties in accordance with this paragraph.

19. This Agreement may be executed in several counterparts and all such executed counterparts shall together constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

20. In any action between the parties hereto seeking the enforcement of any of the terms and provisions of this Agreement, the prevailing party in such action shall be awarded its reasonable costs and expenses, and reasonable attorneys' fees.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement as of the day and year first above written.

MM COMPANIES, INC.

By: /s/Efrem Gerszberg

Name: Efrem Gerszberg

Title: President

THE MARKETS.COM

By: /s/ David Eisner

Name: David Eisner

Title: Chief Executive Officer

1740 BROADWAY ASSOCIATES, L.P.

By: Vornado 1740 Broadway Associates, LLC

By: Vornado Realty L.P.

By: Vornado Realty Trust

By:/s/ Joseph Macnow

Name:Joseph Macnow

Title:Executive VP-Finance & Admin & C.F.O.

Exhibit A

Form of Prime Lease Amendment